Exhibit 99.1

NEWS	Contact: Loren Singletary
(713) 346-7807

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO REPORTS FIRST QUARTER 2016 RESULTS

HOUSTON, TX, April 28, 2016 — National Oilwell Varco, Inc. (NYSE: NOV) today reported a first quarter 2016 net loss of $21 million, or $0.06 per share, excluding other items. Other items included $147 million in pre-tax charges primarily associated with severance and facility closure costs. GAAP net loss for the quarter was $119 million, or $0.32 per share.

Revenues for the first quarter of 2016 were $2.19 billion, a decrease of 20 percent compared to the fourth quarter of 2015 and a decrease of 55 percent from the first quarter of 2015. Adjusted EBITDA (as defined below) for the first quarter was $127 million, or 5.8 percent of sales. Decremental Adjusted EBITDA margin (the change in Adjusted EBITDA as a percent of the change in revenue) from the fourth quarter of 2015 to the first quarter of 2016 was 37 percent. Operating loss, excluding other items, was $48 million.

“Oil prices and oilfield activity continued to plummet during the first quarter of 2016, causing our customers to cut spending to bare minimum levels,” stated Clay C. Williams, Chairman, President and CEO of National Oilwell Varco. “The fifth quarter of this extraordinary downcycle saw our revenues decline sharply once again, leading us to intensify our cost reduction efforts. While this market has been very tough on our business, I am grateful for the leadership and perseverance demonstrated by National Oilwell Varco’s tremendous employees. Better days lie ahead. Our strong financial resources enable us to continue to invest in new technologies, products and acquisitions that better position us for the inevitable upturn.”

Segment Results (excluding other items)

To provide a clearer measurement of segment performance, the Company will no longer allocate certain corporate overhead costs to its segments and is now capturing those costs in “Eliminations and corporate costs”. Prior periods are shown on a comparable basis. For the quarters ended March 31, 2016, December 31, 2015 and March 31, 2015 the corporate overhead costs were $50 million, $57 million, and $67 million, respectively.

Rig Systems

Rig Systems generated revenues of $926 million in the first quarter of 2016, a decrease of 9 percent from the fourth quarter of 2015 and a decrease of 63 percent from the first quarter of 2015. Adjusted EBITDA was $137 million, or 14.8 percent of sales, down 36 percent sequentially and down 75 percent from the prior year. Operating profit was $119 million, or 12.9 percent of sales.

In light of the recently announced vote by the shareholders of SETE Brasil Participacoes SA to authorize Sete to file for bankruptcy, the Company removed from its backlog all amounts associated with its 15 Brazilian floater contracts. The total removed from backlog, $2.09 billion, also included certain other orders for which NOV has not received payment in over a year. Contracts with all of these customers remain in place and are enforceable. If these customers provide funding to continue their projects, the Company will resume construction and update the backlog accordingly. With this reduction, backlog for capital equipment orders for Rig Systems at March 31, 2016 was $3.31 billion. New orders during the quarter were $97 million, representing a book-to-bill of 13 percent when compared to the $770 million shipped out of backlog.

Rig Aftermarket

Rig Aftermarket generated revenues of $391 million, down 31 percent from the fourth quarter of 2015 and a decrease of 46 percent from the first quarter of 2015. Adjusted EBITDA was $82 million, or 21.0 percent of sales, down 43 percent sequentially and down 62 percent from the prior year. Operating profit was $77 million, or 19.7 percent of sales.

Wellbore Technologies

Wellbore Technologies generated revenues of $631 million, down 17 percent from the fourth quarter of 2015 and down 46 percent from the first quarter of 2015. Adjusted EBITDA was $43 million, or 6.8 percent of sales, down 44 percent sequentially and down 82 percent from the prior year. The segment reported an operating loss of $53 million for the first quarter of 2016.

Completion and Production Solutions

Completion and Production Solutions generated revenues of $558 million, down 25 percent from the fourth quarter of 2015 and down 41 percent from the first quarter of 2015. Adjusted EBITDA was $48 million, or 8.6 percent of sales, down 46 percent sequentially and down 72 percent from the prior year. The segment reported an operating loss of $4 million for the first quarter of 2016.

Backlog for capital equipment orders for Completion and Production Solutions at March 31, 2016 was $994 million, up 3 percent from the fourth quarter of 2015, and down 32 percent from the end of the first quarter of 2015. Revenues out of backlog during the quarter were $330 million. New orders were $328 million, achieving a book-to-bill of 99 percent, and the effect of foreign currency adjustments was $27 million.

Significant Events and Achievements

NOV achieved several key wins related to its eVolve™ optimization and closed loop drilling automation services, notably the completion of an 18-month project in the North Sea with a major integrated oil company. NOV’s suite of tools provided the customer with high-speed streaming of downhole data used to accurately analyze wellbore conditions, which enabled the customer to extend reservoir exposure (lateral length) well beyond planned design, eliminating the need for an additional well which was part of the original project plan. NOV was recently awarded a contract for downhole drilling automation with an independent E&P customer in

Western Canada and was awarded a five year project by a national oil company in North Africa for real-time drilling data acquisition, visualization and optimization.

NOV introduced the RIGSENTRY™ remote monitoring service, the first end-to-end predictive solution that can foresee certain operational failures in subsea blowout preventer (BOP) components up to 14 days in advance. With its ability to identify the specific point of failure and alert customers earlier than a human operator or other traditional detection techniques, RIGSENTRY™ will result in more efficient maintenance practices and reduced unplanned downtime.

NOV completed the acquisition of Tolteq Group LLC, a developer and manufacturer of Measurement While Drilling (MWD) tools and equipment. The acquisition allows the Company to rent or sell a complete bottom hole assembly (BHA) to service companies and operators; and, less than a month after acquisition, NOV delivered a rental BHA to an independent oil company in the Eagle Ford that includes its MWD kit, high-torque drilling motor, and Helios drill bit.

NOV completed the acquisition of TracID AS, which offers Radio Frequency Identification (RFID) tags for downhole applications and associated asset management software. The tags are capable of withstanding harsh downhole conditions for extended periods of time and have been installed in over 40,000 drillstring components to date. The technology, when combined with NOV’s existing premium tubular and services offerings, will enhance lifecycle and asset management for drillstring owners.

NOV recently provided a turnkey composites package for an offshore platform in the North Sea that reduced topside weight and corrosion risk. NOV provided the technical specifications, engineering, installation, and field service support of 3,000 meters of BONDSTRAND GRE piping, phenolic structures and grating, composite pressure vessels, and handrails, resulting in over 700 tons of weight saved. NOV also provided the topside drilling equipment package on the platform.

Following the recent introduction of NOV’s large pipe product line, the Company built and delivered an industry-first 7-5/8” drill pipe riser string for use by a major international oil company during the quarter. The pipe can be used either as a completion landing string within the marine riser or as an intervention riser string in open water. Rugged and capable of deploying quickly, these strings offer a cost-effective means for offshore completion, intervention and plug and abandonment activities requiring big bores.

During the first quarter of 2016, NOV delivered its 2,000th model TDS-11SA top drive, further contributing to NOV’s industry leading installed base. The TDS-11SA’s performance and reliability has made it the best-selling top drive in the world.

Other Corporate Items

During the first quarter of 2016, NOV generated $621 million in cash flow from operations. Free cash flow totaled $363 million after deducting $173 million in dividends, $84 million for non-acquisition related capital expenditure investments and $21 million for acquisitions, and adding a foreign exchange benefit and other items totaling $20 million. As previously reported, the Company announced a plan to reduce its quarterly dividend to $0.05 per share which is expected to preserve approximately $615 million per year in future cash flow for investments in future growth opportunities.

As of March 31, 2016, the Company had $1.76 billion in cash and cash equivalents and total debt of $3.38 billion, a decrease of $530 million from December 31, 2015. NOV had $4.29 billion available on its revolving credit facility as of March 31, 2016. The unsecured facility, which matures in September of 2018, is subject to one primary covenant which is a maximum debt-to-capitalization ratio of 60 percent. As of March 31, 2016 NOV had a debt-to-capitalization ratio of 17.1 percent.

First Quarter Earnings Conference Call

NOV will hold a conference call on Thursday, April 28, 2016 at 8:00 a.m. (Central Time) to discuss results for the first quarter of 2016. Participants may join the conference call by dialing (866) 312-4825 within North America or (720) 634-2948 outside of North America five to ten minutes prior to the scheduled start time and by asking for the “National Oilwell Varco Conference Call.” The call will be broadcast simultaneously at www.nov.com/investors on a listen-only basis. A replay will be available on the website for 30 days.

About National Oilwell Varco

National Oilwell Varco (NYSE: NOV) is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations and in the provision of oilfield services to the upstream oil and gas industry.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from the actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

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NATIONAL OILWELL VARCO, INC.

CONSOLIDATED STATEMENTS OF INCOME (LOSS) (Unaudited)

(In millions, except per share data)

	Three Months Ended
	March 31,		December 31, 2015
	2016	2015
Revenue:
Rig Systems	$926	$2,523	$1,015
Rig Aftermarket	391	719	569
Wellbore Technologies	631	1,171	757
Completion & Production Solutions	558	948	746
Eliminations	(317)	(541)	(365)

Total revenue	2,189	4,820	2,722
Gross profit	300	1,178	520
Gross profit %	13.7%	24.4%	19.1%
Selling, general, and administrative	348	486	379
Other items	141	122	1,773

Operating profit (loss)	(189)	570	(1,632)
Interest and financial costs	(25)	(26)	(27)
Interest income	5	5	5
Equity income (loss) in unconsolidated affiliates	(6)	9	(3)
Other income (expense), net	(21)	(56)	(17)

Income (loss) before income taxes	(236)	502	(1,674)
Provision for income taxes	(118)	189	(152)

Net income (loss)	(118)	313	(1,522)
Net income attributable to noncontrolling interests	1	3	1

Net income (loss) attributable to Company	$(119)	$310	$(1,523)

Per share data:
Basic	$(0.32)	$0.76	$(4.06)

Diluted	$(0.32)	$0.76	$(4.06)

Weighted average shares outstanding:
Basic	375	407	375

Diluted	375	409	375

NATIONAL OILWELL VARCO, INC.

EBITDA & OPERATING PROFIT – AS ADJUSTED SUPPLEMENTAL SCHEDULE (Unaudited)

(In millions)

	Three Months Ended
	March 31,		December 31, 2015
	2016	2015
Revenue:
Rig Systems	$926	$2,523	$1,015
Rig Aftermarket	391	719	569
Wellbore Technologies	631	1,171	757
Completion & Production Solutions	558	948	746
Eliminations	(317)	(541)	(365)

Total revenue	$2,189	$4,820	$2,722

Adjusted EBITDA:
Rig Systems	$137	$538	$214
Rig Aftermarket	82	217	145
Wellbore Technologies	43	245	77
Completion & Production Solutions	48	173	89
Eliminations and corporate costs (A)	(183)	(291)	(201)

Total Adjusted EBITDA	$127	$882	$324

Operating profit (loss) excluding other items:
Rig Systems	$119	$517	$193
Rig Aftermarket	77	212	139
Wellbore Technologies	(53)	140	(22)
Completion & Production Solutions	(4)	117	37
Eliminations and corporate costs (A)	(187)	(294)	(206)

Total operating profit (loss) excluding other items	$(48)	$692	$141

(A)	– The Company no longer allocates certain corporate overhead costs to its operating segments. Prior periods are shown on a comparable basis.

NATIONAL OILWELL VARCO, INC.

CONSOLIDATED BALANCE SHEETS

(In millions)

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,759	$2,080
Receivables, net	2,212	2,926
Inventories, net	4,534	4,678
Costs in excess of billings	1,040	1,250
Other current assets (B)	503	491

Total current assets	10,048	11,425
Property, plant and equipment, net	3,303	3,124
Goodwill and intangibles, net	10,803	10,829
Other assets (B) (C)	1,415	1,326

Total assets	$25,569	$26,704

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$467	$623
Accrued liabilities	2,058	2,284
Billings in excess of costs	704	785
Current portion of long-term debt and short-term borrowings	7	2
Accrued income taxes	199	264

Total current liabilities	3,435	3,958
Long-term debt (C)	3,372	3,907
Other liabilities (B)	2,329	2,379

Total liabilities	9,136	10,244
Total stockholders’ equity	16,433	16,460

Total liabilities and stockholders’ equity	$25,569	$26,704

(B)	– For the quarter ended March 31, 2016, NOV adopted FASB Accounting Standards Update No. 2015-17, Income Taxes – Balance Sheet Classification of Deferred Taxes, which requires classification of deferred tax asset and liabilities as non-current where previously they had been split between current and non-current. Prior periods are shown on a comparable basis.

(C)	– For the quarter ended March 31, 2016, NOV adopted FASB Accounting Standards Update No. 2015-03, Interest – Imputation of Interest – Simplifying the Presentation of Debt Issuance Costs, which requires classification of debt issuance costs as a reduction of debt where previously they had been classified as an asset. Prior periods are shown on a comparable basis.

NATIONAL OILWELL VARCO, INC.

AS ADJUSTED BEFORE DEPRECIATION & AMORTIZATION SUPPLEMENTAL SCHEDULE (Unaudited)

(In millions)

	Three Months Ended
	March 31,		December 31, 2015
	2016	2015
Operating profit (loss) excluding other items:
Rig Systems	$119	$517	$193
Rig Aftermarket	77	212	139
Wellbore Technologies	(53)	140	(22)
Completion & Production Solutions	(4)	117	37
Eliminations and corporate costs	(187)	(294)	(206)

Total operating profit (loss) excluding other items	$(48)	$692	$141

Depreciation & amortization:
Rig Systems	$18	$21	$21
Rig Aftermarket	5	5	6
Wellbore Technologies	96	105	99
Completion & Production Solutions	52	56	52
Eliminations and corporate costs	4	3	5

Total depreciation & amortization	$175	$190	$183

Adjusted EBITDA (Operating profit excluding other items before depreciation & amortization) (Note 1):
Rig Systems	$137	$538	$214
Rig Aftermarket	82	217	145
Wellbore Technologies	43	245	77
Completion & Production Solutions	48	173	89
Eliminations and corporate costs	(183)	(291)	(201)

Total Adjusted EBITDA	$127	$882	$324

Adjusted EBITDA % (Note 1):
Rig Systems	14.8%	21.3%	21.1%
Rig Aftermarket	21.0%	30.2%	25.5%
Wellbore Technologies	6.8%	20.9%	10.2%
Completion & Production Solutions	8.6%	18.2%	11.9%
Total Adjusted EBITDA %	5.8%	18.3%	11.9%
Total Adjusted EBITDA	$127	$882	$324
Other items	(141)	(122)	(1,773)
Interest income	5	5	5
Equity income (loss) in unconsolidated affiliates	(6)	9	(3)
Other income (expense), net	(21)	(56)	(17)
Net loss attributable to noncontrolling interest	(1)	(3)	(1)

EBITDA (Note 1)	$(37)	$715	$(1,465)

Reconciliation of EBITDA (Note 1):
GAAP net income (loss) attributable to Company	$(119)	$310	$(1,523)
Provision for income taxes	(118)	189	(152)
Interest expense	25	26	27
Depreciation & amortization	175	190	183

EBITDA	(37)	715	(1,465)
Other items in operating profit	141	122	1,773
Other items in other income (expense), net	6	9	7

EBITDA excluding other items (Note 1)	$110	$846	$315

NATIONAL OILWELL VARCO, INC.

OPERATING (NON-GAAP) DILUTED EARNINGS PER SHARE RECONCILIATION (Unaudited)

	Three Months Ended
	March 31,		December 31, 2015
	2016	2015
Net income (loss) attributable to Company	$(0.32)	$0.76	$(4.06)
Restructuring and other items	0.26	0.19	0.25
Goodwill and other intangible asset write-down	—	—	4.21
Argentina/Venezuela asset write-down	—	0.02	0.01
Tax items	—	0.17	(0.18)

Operating (non-GAAP) (Note 1)	$(0.06)	$1.14	$0.23

Note 1:	In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The primary non-GAAP financial measures we focus on are: (i) revenue excluding other items, (ii) operating profit excluding other items, (iii) operating profit percentage excluding other items, (iv) Adjusted EBITDA (operating profit excluding other items before depreciation & amortization), (v) Adjusted EBITDA percentage, (vi) EBITDA (vii) EBITDA excluding other items and (viii) Operating (non-GAAP) per fully diluted share. Each of these financial measures excludes the impact of certain other items and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included here within.

We use these non-GAAP financial measures internally to evaluate and manage the Company’s operations because we believe it provides useful supplemental information regarding the Company’s on-going economic performance. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

CONTACT:	National Oilwell Varco, Inc.
Loren Singletary (713) 346-7807
Loren.Singletary@nov.com